                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE                         contact: Claire M. Gulmi
                                                       Senior Vice President and
                                                       Chief Financial Officer
                                                       (615)665-1283

              AMSURG REPORTS THIRD-QUARTER EARNINGS FROM CONTINUING
                      OPERATIONS OF $0.30 PER DILUTED SHARE

                             ----------------------

                       AFFIRMS GUIDANCE FOR FULL-YEAR 2005

NASHVILLE, Tenn. (Oct. 25, 2005) - Ken P. McDonald, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the third quarter and nine months ended September 30, 2005. Revenues increased 23% to a record $99,431,000 for the third quarter from $81,062,000 for the third quarter of 2004. Net earnings from continuing operations were $9,183,000, or $0.30 per diluted share, for the third quarter of 2005 compared with $8,840,000, or $0.29 per diluted share, for the third quarter last year.

      For the first nine months of 2005, revenues increased 19% to $288,900,000 from $243,597,000 for the first nine months of 2004. Net earnings from continuing operations were $27,979,000, a 13% increase from $24,653,000. Net earnings from continuing operations per diluted share increased 16% to $0.93 for the first nine months of 2005 from $0.80 for the comparable period in 2004.

      Mr. McDonald commented, "Our third-quarter results were consistent with the preliminary results we announced on October 3, 2005. Our revenue growth for the quarter primarily reflected the 18% expansion in the number of our centers to 141 at the end of the third quarter from 119 at the same time the prior year. In addition, we produced same-center revenue growth of 4% for the quarter, primarily due to increased procedure volume. As discussed in our October 3rd news release, same-center revenue growth was below our original target for the third quarter, which lowered earnings by $0.04 per diluted share. In addition, the timing and number of acquisitions completed during the third quarter had a negative impact on earnings of $0.01 per diluted share compared to our expectations.

      "During the third quarter, we added two centers through acquisition and one de novo center. We also closed on the disposition of one center that had incurred operating losses since its opening. Hurricanes Katrina and Rita directly affected three centers during the third quarter, all of which remained closed at the quarter's end. One of the centers in New Orleans is no longer operational and is now classified as discontinued operations. The other two centers in Metairie, Louisiana, and Beaumont, Texas, have now reopened and are beginning to perform procedures. Net loss from discontinued operations for the third quarter, which included the property loss at the New Orleans center, was $0.03 per diluted share.

                                     -MORE-

AMSG Reports Third-Quarter Results

Oct. 25, 2005

      "We completed the third quarter with four centers under development and two centers under letter of intent for acquisition. Upon the completion of these center acquisitions and the scheduled opening of two of the de novo centers under development during the fourth quarter, we expect to meet or exceed the high end of our established range of 16 to 19 new centers for 2005. In addition, our pipeline of potential center acquisitions remains strong."

      Based on AmSurg's year-to-date results and its expectations for the fourth quarter, the Company affirms its guidance for full-year 2005, which was established in the October 3, 2005, news release. AmSurg's guidance for net earnings from continuing operations per diluted share for 2005 is in a range of $1.18 to $1.21. This guidance includes the Company's assumptions for revenues in a range of $390 million to $395 million for 2005; growth in same-center revenues for the year in a range of 3% to 4%; and a negative impact in the fourth quarter related to the centers directly affected by Hurricanes Katrina and Rita, expected in a range of $0.01 to $0.02 per diluted share.

      The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg's achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.

      AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking "Investor Relations" or by going to www.streetevents.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on November 25, 2005.

      This press release contains forward-looking statements. These statements, which have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and other filings with the Securities and Exchange Commission, including the following risks: the Company's ability to generate and manage growth at the Company's existing centers and through acquisitions and development of new centers; its ability to enter into partnership or operating agreements for new practice-based ambulatory surgery centers; its ability to identify suitable acquisition candidates and negotiate and close acquisition transactions, including centers under letter of intent; the ability of its physician partners to recruit additional physicians to their practices; its ability to obtain the necessary financing or capital on terms satisfactory to the Company to execute its expansion strategy; its ability to contract with managed care payers on terms satisfactory to the Company for its existing centers and its centers that are currently under development; its ability to obtain and retain appropriate licensing approvals for its existing centers and centers currently under development; its ability to minimize start-up losses of its development centers; its ability to maintain favorable relations with its physician partners; changes in the medical staff at its centers; changes in the rate setting methodology, payment rates, payment policies and the list of

                                     -MORE-

AMSG Reports Third-Quarter Results

Oct. 25, 2005

covered surgical procedures for ambulatory surgery centers by the Centers for Medicare & Medicaid Services; the risk of legislative or regulatory changes that would establish uniform rates for outpatient surgical services, regardless of setting; risks associated with the Company's status as a general partner of limited partnerships; the Company's ability to maintain its technological capabilities in compliance with regulatory requirements; risks associated with the valuation and tax deductibility of goodwill; the risk of legislative or regulatory changes that would prohibit physician ownership in ambulatory surgery centers; and the Company's ability to obtain the necessary financing to fund the purchase of its physician partners' minority interest in the event of a regulatory change that would require such a purchase. Consequently, actual operations and results may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.

      AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At September 30, 2005, AmSurg owned a majority interest in 141 centers and had four centers under development.

                                     -MORE-

AMSG Reports Third-Quarter Results

Oct. 25, 2005


                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                FOR THE THREE MONTHS     FOR THE NINE MONTHS
                                                                                 ENDED SEPTEMBER 30,     ENDED SEPTEMBER 30,
                                                                                --------------------     -------------------
STATEMENT OF EARNINGS DATA:                                                       2005        2004         2005      2004
                                                                                --------    --------     --------  ---------
Revenues                                                                        $ 99,431    $ 81,062     $288,900  $ 243,597

Operating expenses:
       Salaries and benefits                                                      28,336      21,797       80,658     65,172
       Supply cost                                                                11,607       8,936       32,303     27,162
       Other operating expenses                                                   19,810      15,407       57,224     48,469
       Depreciation and amortization                                               3,980       3,253       11,309      9,477
                                                                                --------    --------     --------  ---------
              Total operating expenses                                            63,733      49,393      181,494    150,280
                                                                                --------    --------     --------  ---------

              Operating income                                                    35,698      31,669      107,406     93,317

Minority interest                                                                 19,497      16,489       58,543     50,916
Interest expense, net                                                              1,099         447        2,845      1,312
                                                                                --------    --------     --------  ---------
              Earnings from continuing operations before income taxes             15,102      14,733       46,018     41,089
Income tax expense                                                                 5,919       5,893       18,039     16,436
                                                                                --------    --------     --------  ---------
              Net earnings from continuing operations                              9,183       8,840       27,979     24,653

Discontinued operations:
       Earnings (loss) from operations of discontinued interests in surgery
            centers, net of income taxes                                             (79)         (6)        (299)       794
       Gain (loss) on disposal of discontinued interests in surgery centers,
            net of income taxes                                                     (743)      4,332         (986)     5,573
                                                                                --------    --------     --------  ---------
              Earnings (loss) from discontinued operations                          (822)      4,326       (1,285)     6,367
                                                                                --------    --------     --------  ---------
              Net earnings                                                      $  8,361    $ 13,166     $ 26,694  $  31,020
                                                                                ========    ========     ========  =========
Basic earnings per common share:
              Net earnings from continuing operations                           $   0.31    $   0.30     $   0.95  $    0.82
              Net earnings                                                      $   0.28    $   0.44     $   0.90  $    1.03
Diluted earnings per common share:
              Net earnings from continuing operations                           $   0.30    $   0.29     $   0.93  $    0.80
              Net earnings                                                      $   0.28    $   0.43     $   0.89  $    1.01

Weighted average number of shares and share equivalents (000's):
       Basic                                                                      29,625      29,886       29,538     30,094
       Diluted                                                                    30,287      30,454       30,159     30,716

OPERATING DATA:

Continuing centers in operation at end of period                                     141         119          141        119
Centers under development/not opened at end of period                                  4          12            4         12
Centers under letter of intent                                                         2           8            2          8
Average number of centers in operation                                               139         115          134        113
Average revenue per center                                                      $    714    $    706     $  2,164  $   2,150
Same center revenues increase                                                          4%          2%           4%         5%
Procedures performed during the period                                           189,729     150,457      546,867    448,639
Cash flows provided by operating activities                                     $ 21,104    $ 15,404     $ 51,981  $  41,589
Cash flows used by investing activities                                         $(17,957)   $ (7,690)    $(58,578) $ (37,295)
Cash flows provided by (used in) financing activities                           $  1,784    $ (7,047)    $ 13,629  $  (2,522)
Reconciliation of net earnings to EBITDA (1):
       Net earnings from continuing operations                                  $  9,183    $  8,840     $ 27,979  $  24,653
       Add: income tax expense                                                     5,919       5,893       18,039     16,436
       Add: interest expense, net                                                  1,099         447        2,845      1,312
       Add: depreciation and amortization                                          3,980       3,253       11,309      9,477
                                                                                --------    --------     --------  ---------
              EBITDA                                                            $ 20,181    $ 18,433     $ 60,172  $  51,878
                                                                                ========    ========     ========  =========

                                     -MORE-

AMSG Reports Third-Quarter Results

Oct. 25, 2005


                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                                 (IN THOUSANDS)

                                                      SEPT. 30,     DEC. 31,
                                                        2005          2004
                                                   -------------     --------
BALANCE SHEET DATA:

Cash and cash equivalents                          $      22,024     $ 14,992
Accounts receivable, net                                  44,298       39,224
Working capital                                           63,653       56,302
Total assets                                             480,035      425,155
Long-term debt and other long-term liabilities            99,614       88,160
Minority interest                                         44,931       39,710
Shareholders' equity                                     285,662      254,149

(1) EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.

                                     -MORE-

AMSG Reports Third-Quarter Results

Oct. 25, 2005



                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                                 (IN THOUSANDS)

Presented below is certain statement of earnings and operating data for prior quarterly periods in 2005, which have been restated in order to include additional discontinued operations.

                                                                                                FOR THE THREE
                                                                                                 MONTHS ENDED      FOR THE SIX
                                                                                             -------------------  MONTHS ENDED
                                                                                             MARCH 31,  JUNE 30,    JUNE 30,
                                                                                               2005       2005        2005
                                                                                             ---------  --------    ---------
STATEMENT OF EARNINGS DATA:

Revenues                                                                                     $  91,263  $ 98,206    $ 189,469

Operating expenses:
     Salaries and benefits                                                                      25,663    26,659       52,322
     Supply cost                                                                                 9,918    10,778       20,696
     Other operating expenses                                                                   18,181    19,233       37,414
     Depreciation and amortization                                                               3,571     3,758        7,329
                                                                                             ---------  --------    ---------
           Total operating expenses                                                             57,333    60,428      117,761
                                                                                             ---------  --------    ---------
           Operating income                                                                     33,930    37,778       71,708

Minority interest                                                                               18,709    20,337       39,046
Interest expense, net                                                                              828       918        1,746
                                                                                             ---------  --------    ---------
           Earnings from continuing operations before income taxes                              14,393    16,523       30,916
Income tax expense                                                                               5,642     6,478       12,120
                                                                                             ---------  --------    ---------
           Net earnings from continuing operations                                               8,751    10,045       18,796

Discontinued operations:
     Loss from operations of discontinued interests in surgery centers, net of income taxes        (99)     (121)        (220)
     Loss on disposal of discontinued interests in surgery centers, net of income taxes              -      (243)        (243)
                                                                                             ---------  --------    ---------
           Loss from discontinued operations                                                       (99)     (364)        (463)
                                                                                             ---------  --------    ---------
           Net earnings                                                                      $   8,652  $  9,681    $  18,333
                                                                                             =========  ========    =========
Basic earnings per common share:
           Net earnings from continuing operations                                           $    0.30  $   0.34    $    0.64
           Net earnings                                                                      $    0.29  $   0.33    $    0.62
Diluted earnings per common share:
           Net earnings from continuing operations                                           $    0.29  $   0.33    $    0.62
           Net earnings                                                                      $    0.29  $   0.32    $    0.61

Weighted average number of shares and share equivalents (000's):
     Basic                                                                                      29,451    29,537       29,494
     Diluted                                                                                    30,024    30,165       30,094

OPERATING DATA:

Procedures                                                                                     170,427   186,711      357,138
Reconciliation of net earnings to EBITDA (1):
     Net earnings from continuing operations                                                 $   8,751  $ 10,045    $  18,796
     Add: income tax expense                                                                     5,642     6,478       12,120
     Add: interest expense, net                                                                    828       918        1,746
     Add: depreciation and amortization                                                          3,571     3,758        7,329
                                                                                             ---------  --------    ---------
          EBITDA                                                                             $  18,792  $ 21,199    $  39,991
                                                                                             =========  ========    =========

                                     -MORE-

AMSG Reports Third-Quarter Results

Oct. 25, 2005



                                  AMSURG CORP.
          UNAUDITED SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                                 (IN THOUSANDS)

Presented below is certain statement of earnings and operating data for 2004, which have been restated in order to conform to the current year presentation, which reflects operating results from continuing and discontinued operations.

                                                                       FOR THE THREE MONTHS ENDED          FOR THE YEAR
                                                                 ----------------------------------------      ENDED
                                                                 MARCH 31,  JUNE 30,  SEPT. 30,  DEC. 31,    DEC. 31,
                                                                  2004       2004        2004      2004        2004
                                                                 ---------  --------  ---------  --------  ------------
STATEMENT OF EARNINGS DATA:

Revenues                                                         $  78,942  $ 83,593  $  81,062  $ 87,326   $ 330,923

Operating expenses:
     Salaries and benefits                                          21,360    22,015     21,797    23,774      88,946
     Supply cost                                                     8,861     9,365      8,936    10,096      37,258
     Other operating expenses                                       15,337    17,725     15,407    17,817      66,286
     Depreciation and amortization                                   3,055     3,169      3,253     3,440      12,917
                                                                 ---------  --------  ---------  --------   ---------
           Total operating expenses                                 48,613    52,274     49,393    55,127     205,407
                                                                 ---------  --------  ---------  --------   ---------
           Operating income                                         30,329    31,319     31,669    32,199     125,516

Minority interest                                                   16,731    17,696     16,489    17,376      68,292
Interest expense, net                                                  399       466        447       643       1,955
                                                                 ---------  --------  ---------  --------   ---------
           Earnings from continuing operations before
                income taxes                                        13,199    13,157     14,733    14,180      55,269
Income tax expense                                                   5,280     5,263      5,893     5,433      21,869
                                                                 ---------  --------  ---------  --------   ---------
             Net earnings from continuing operations                 7,919     7,894      8,840     8,747      33,400

Discontinued operations:
     Earnings (loss) from operations of discontinued
          interests in surgery centers, net of income taxes            460       340         (6)      (86)        708
     Gain on disposal of discontinued interests in surgery
          centers, net of income taxes                               1,241         -      4,332        25       5,598
                                                                 ---------  --------  ---------  --------   ---------

           Earnings (loss) from discontinued operations              1,701       340      4,326       (61)      6,306
                                                                 ---------  --------  ---------  --------   ---------
           Net earnings                                          $   9,620  $  8,234  $  13,166  $  8,686   $  39,706
                                                                 =========  ========  =========  ========   =========

Basic earnings per common share:
           Net earnings from continuing operations               $    0.26  $   0.26  $    0.30  $   0.30   $    1.12
           Net earnings                                          $    0.32  $   0.27  $    0.44  $   0.30   $    1.33
Diluted earnings per common share:
           Net earnings from continuing operations               $    0.26  $   0.26  $    0.29  $   0.29   $    1.09
           Net earnings                                          $    0.31  $   0.27  $    0.43  $   0.29   $    1.30

Weighted average number of shares and share equivalents (000's):
     Basic                                                          30,158    30,238     29,886    29,299      29,895
     Diluted                                                        30,832    30,862     30,454    29,880      30,507

OPERATING DATA:

Procedures                                                         145,123   153,059    150,457   160,739     609,378
Reconciliation of net earnings to EBITDA (1):
     Net earnings from continuing operations                     $   7,919  $  7,894  $   8,840  $  8,747   $  33,400
     Add:  income tax expense                                        5,280     5,263      5,893     5,433      21,869
     Add:  interest expense, net                                       399       466        447       643       1,955
     Add:  depreciation and amortization                             3,055     3,169      3,253     3,440      12,917
                                                                 ---------  --------  ---------  --------   ---------
           EBITDA                                                $  16,653  $ 16,792  $  18,433  $ 18,263   $  70,141
                                                                 =========  ========  =========  ========   =========

                                     -END-